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                                                               EXHIBIT 23.3





The Board of Directors
BTG, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.





                                         /s/ THOMPSON, GREENSPAN & CO.
                                         --------------------------------
                                             Thompson, Greenspan & Co.





Fairfax, VA
October 24, 1996